Exhibit 4.16

[Translation of Chinese original]

No. 5 Supplemental Agreement to the Equity Transfer Option Agreement

Party A: Beijing Super TV Co., Ltd.

Registered Address: 4-406 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing

Party B: Beijing Novel-Super Digital TV Technology Co., Ltd.

Registered Address: 402 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing

Party C: Shizhou Shen

Address: [                    ]

Party D: Junming Wu

Address: [                    ]

Party E: Lei Zhang

Address: [                    ]

Party F: Wenjun Wang

Address: [                    ]

Party G: Tianxing Wang

Address: [                    ]

Whereas:

1.	Party A, Beijing Novel-Tongfang Information Engineering Co., Ltd. and Li Yang (ID card number: [ ]) signed the “Equity Transfer Option Agreement” (Attachment 1) on June7, 2004;

2.	Party A, Party B, Beijing Novel-Tongfang Information Engineering Co., Ltd. and Li Yang (ID card number: [ ]) signed the “Supplemental Agreement to the Equity Transfer Option Agreement” (Attachment 2) on September 1, 2005;

3.	Party A, Party B, Beijing Novel-Tongfang Information Engineering Co., Ltd., Li Yang (ID card number: [ ]) and Wei Gao (ID card number: [ ]) signed the “No. 2 Supplemental Agreement to the Equity Transfer Option Agreement” (Attachment 3) on August 18, 2007;

4.	Party A changed its name into “Beijing Super TV Co., Ltd.” on April 3, 2007;

5.	Party B changed its name into “Beijing Novel-Super Digital TV Technology Co., Ltd.” on November 30, 2007;

6.	Party A, Party B, Beijing Novel-Tongfang Information Engineering Co., Ltd., Party D and Wei Gao (ID card number: [ ]) signed the “No. 3 Supplemental Agreement to the Equity Transfer Option Agreement” (Attachment 4) in 2008;

7.	Party A, Party B, Party C, Party D, Party E and Beijing Novel-Tongfang Information Engineering Co., Ltd. signed the “No. 4 Supplemental Agreement to the Equity Transfer Option Agreement” (Attachment 5) on November 24, 2008;

8.	Party D intends to transfer all of its held equities in Party B to Party G. And Party E, Party F and Party G intend to contribute cash to Party B, which shall make Party B’s registered capital increase from RMB33,058,400 to RMB150,000,000, and shall sign the “Capital Increase and Equity Transfer Agreement” (Attachment 6).

Now, therefore, the Parties hereby reach the following agreement through amicable negotiations:

I.	The last sentence of “Whereas 1” in the original “Equity Transfer Option Agreement” (Attachment 1) shall be amended as “the Target Company has registered capital of RMB150,000,000, of which Shizhou Shen contributed RMB12,396,900, holding 8.26% shares, Lei Zhang contributed RMB47,479,380, holding 31.65% shares, Wenjun Wang contributed RMB43,268,392, holding 28.85% shares, Tianxing Wang contributed RMB46,855,328, holding 31.24% shares.”

II.	The Article 1.2 Transferred Equity in the original “Equity Transfer Option Agreement” (Attachment 1) shall be amended as “means all or part of the Equity Interest of the Target Company to be transferred by the Transferors to the Transferee or any third party designated by the Transferee (the “Designated Third Party”) pursuant to this Agreement and the Transferee’s exclusive Option, including Shizhou’s Shen 8.26% shareholding, Lei Zhang’s 31.65% shareholding, Wenjun Wang’s 28.85% shareholding and Tianxing Wang’s 31.24% shareholding.”

III.	Party D agrees to transfer all of its rights and obligations under the “Equity Transfer Option Agreement”, the “Supplemental Agreement to the Equity Transfer Option Agreement”, the “No. 2 Supplemental Agreement to the Equity Transfer Option Agreement”, the “No. 3 Supplemental Agreement to the Equity Transfer Option Agreement” and the “No. 4 Supplemental Agreement to the Equity Transfer Option Agreement” (hereinafter collectively referred to as the “Equity Transfer Option Agreement and Supplemental Agreements”) to Party G, and Party G agrees to accept all rights and obligations of Party D under the “Equity Transfer Option Agreement and Supplemental Agreements”.

IV.	Party A, Party B and Party C acknowledge and agree that Party D may transfer all of its rights and obligations under the “Equity Transfer Option Agreement and Supplemental Agreements” to Party G, and that Party G shall be one Party to the “Equity Transfer Option Agreement and Supplemental Agreements”, from the effective date of this Agreement; Party A, Party B and Party C will not require Party D to continue to assume rights and obligations under the “Equity Transfer Option Agreement and Supplemental Agreements”, and Party D shall not claim to continue to enjoy rights or perform obligations under the “Equity Transfer Option Agreement and Supplemental Agreements”.

V.	Upon the completion of the contribution to the increased capital, Party E, Party F and Party G agree to assume rights and obligations under the “Equity Transfer Option Agreement and Supplemental Agreements” as “Transferors” accordingly in respect of the increased registered capital and respectively held equities.

VI.	This Agreement shall take effect on the issuance date of the relevant capital verification report of the Capital increase matters referred to in the “Capital Increase and Equity Transfer Agreement” (Attachment 6).

(Signature page follows)

(This page is intentionally left blank, which is for signatures of Beijing Super TV Co., Ltd., Beijing Novel-Super Digital TV Technology Co., Ltd., Shizhou Shen, Wenjun Wang, Tianxing Wang and Lei Zhang to execute the “No.5 Supplemental Agreement to the Equity Transfer Option Agreement”.)

Beijing SuperTV Co., Ltd.

(Seal)

Legal representative (or authorized representative):	/s/ Jianhua Zhu

Beijing Novel-Super DigitalTV Technology Co., Ltd.

(Seal)

Legal representative (or authorized representative):	/s/ JianhuaZhu

(This page is intentionally left blank, which is for signatures of Beijing Super TV Co., Ltd., Beijing Novel-Super Digital TV Technology Co., Ltd., Shizhou Shen, Wenjun Wang, Tianxing Wang and Lei Zhang to execute the “No.5 Supplemental Agreement to the Equity Transfer Option Agreement”.)

Shizhou Shen

/s/ Shizhou Shen

Date: July 11, 2011

Wenjun Wang

/s/ Wenjun Wang

Date: July 11, 2011

Tianxing Wang

/s/ Tianxing Wang

Date: July 11, 2011

Lei Zhang

/s/ Lei Zhang

Date: July 11, 2011

(This page is intentionally left blank, which is for signature of Junming Wu to execute the “No. 5 Supplemental Agreement to the Equity Transfer Option Agreement”.)

Junming Wu

/s/ Junming Wu

Date: July 11, 2011